Exhibit 5.1(b)



                  Richards, Layton & Finger, P.A. Letterhead



                                                          June 5, 2002



Bond Securitization, L.L.C.
1 Bank One Plaza
Chicago, Illinois 60670

          Re: Bond Securitization, L.L.C. - Registration Statement on Form S-3 (File No. 333-87146)
               ----------------------------------------------------

Ladies and Gentlemen:

              We have acted as special Delaware counsel for Bond Securitization, L.L.C., a Delaware limited liability company (the "Registrant"), in connection with the Registration Statement on Form S-3 (File No. 333-87146) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of certificates or other forms of beneficial interests (the "Securities") in a Delaware business trust (each a "Trust") formed pursuant to a Trust Agreement (as defined below). The Securities may be issued pursuant to a trust agreement (each a "Trust Agreement") among a trustee named in the related prospectus supplement as owner trustee, a seller/servicer named in the related prospectus supplement and the Registrant. This opinion is being delivered to you at your request.

              For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

              (a) The form of Trust Agreement attached as an exhibit to the Registration Statement (including the form of Certificate of Trust attached as Exhibit A thereto); and

              (b) The Form of prospectus supplement relating to the Securities to be issued by a Trust contained in the Registration Statement (the "Prospectus").

              Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

              For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the



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Bond Securitization, L.L.C.
Page 2
May  , 2002

additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

              With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

              For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, (ii) the Certificate of Trust for the related Trust will be duly executed by the Owner Trustee and filed with the Secretary of State of the State of Delaware, (iii) the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, and (v) that each of the parties to the documents examined by us will have the power and authority to execute and deliver, and to perform its obligations under, such documents. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

              This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

              Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

              1. When the Trust Agreement has been duly authorized by all necessary action and has been duly executed and delivered by the parties thereto, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms.

              2. When the issuance of the Securities has been duly authorized by all necessary action, and when such Securities have been duly issued and sold in accordance with the Trust Agreement and the Prospectus against payment therefor, such Securities will be validly issued, fully paid and nonassessable and the holders thereof will be entitled to the benefits provided by the Trust Agreement. We note that the holders of the Securities may be obligated, pursuant to the Trust Agreement, to make certain payments under the Trust Agreement.

              The foregoing opinions are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent transfer and similar laws relating to or




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Bond Securitization, L.L.C.
Page 3
May  , 2002


affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.


                                           Very truly yours,

                                          /s/ Richards, Layton & Finger, P.A.


EAM